UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2011

Gardner Denver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13215 (Commission File Number)	76-0419383 (IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA (Address of Principal Executive Offices)	19087 (Zip Code)
(610) 249-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
On March 23, 2011, Gardner Denver, Inc. (the “Company”) announced that it has issued a notice to redeem all $125,000,000 in aggregate principal amount of its outstanding 8% Senior Subordinated Notes due 2013 (the “Notes”), on May 2, 2011. The Notes will be redeemed at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption. The Notes were issued pursuant to the Indenture (the “Indenture”), dated as of May 4, 2005, by and among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), a national banking association. The Notes will be redeemed in accordance with the terms of the Indenture. The Company plans to finance the redemption using available cash and borrowings under its revolving credit facility.
The Company’s press release announcing the redemption of the Notes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Gardner Denver, Inc. Press Release dated March 23, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDNER DENVER, INC.
Date: March 25, 2011	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
99.1	Gardner Denver, Inc. Press Release dated March 23, 2011